Exhibit 99.1
Calix, Inc. Files 2014 Annual Report on Form 10-K
and Revises Fourth Quarter 2014 Financial Results

PETALUMA, CA – March 4, 2015 – Calix, Inc. (NYSE: CALX) announced that it has today filed its Annual Report on Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission and revised its financial results for the fourth quarter ended December 31, 2014 to reflect an additional accrual of approximately $1.3 million for third-party and other legal fees and associated expenses related to the ongoing Occam class-action litigation. The additional accrual has no impact on the Company’s fourth quarter non-GAAP basic and fully-diluted earnings per share, as the accrual consists primarily of non-recurring acquisition-related costs, which we exclude in our determination of non-GAAP net income.
The impact to the Company’s results of operations from this additional accrual, as compared to the preliminary financial results described in the Company’s February 3, 2015 release of unaudited financial results for the fourth quarter ended December 31, 2014, is to decrease the Company’s non-GAAP net income for the fourth quarter of 2014 from $6.8 million to $6.5 million, with the Company’s non-GAAP earnings per basic and diluted share remaining at the same $0.13 level as previously disclosed. The Company’s GAAP net loss for the fourth quarter of 2014, as compared to the previously released preliminary financial results, increased from $1.7 million to $3.0 million, and the Company’s GAAP loss per share increased from $(0.03) per basic and diluted share to $(0.06).

Calix Press Release	Page 2

A reconciliation of our fourth quarter 2014 operating results from non-GAAP to GAAP, before post-close adjustments, is provided below:

Calix, Inc.
Reconciliation of Non-GAAP to GAAP Results
(Unaudited, in thousands, except per share data)
Three Months Ended December 31, 2014

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	GAAP
Revenue	$111,633	$—	$—	$—	$111,633
Cost of revenue	57,898	206	2,088	—	60,192
Gross profit	53,735	(206)	(2,088)	—	51,441
Gross margin	48.1%	(0.2)%	(1.9)%	—%	46.1%
Operating expenses	46,797	3,692	2,552	—	53,041
Operating income (loss)	6,938	(3,898)	(4,640)	—	(1,600)
Interest and other income (expense), net	118	—	—	—	118
Income (loss) before taxes	7,056	(3,898)	(4,640)	—	(1,482)
Provision for income taxes	253	—	—	—	253
Net income (loss)	$6,803	$(3,898)	$(4,640)	$—	$(1,735)
Weighted average diluted shares used to compute
non-GAAP net income (loss) per common share	52,047	52,047	52,047	52,047
Non-GAAP net income (loss) per diluted share	$0.13	$(0.07)	$(0.09)	$—
Weighted average basic and diluted shares used to
compute GAAP net loss per common share					51,300
GAAP net loss per share					$(0.03)

A reconciliation of our fourth quarter 2014 operating results from non-GAAP to GAAP, after post-close adjustments, is provided below:

Calix, Inc.
Reconciliation of Non-GAAP to GAAP Results
(Unaudited, in thousands, except per share data)
Three Months Ended December 31, 2014

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	GAAP
Revenue	$111,633	$—	$—	$—	$111,633
Cost of revenue	57,898	206	2,088	—	60,192
Gross profit	53,735	(206)	(2,088)	—	51,441
Gross margin	48.1%	(0.2)%	(1.9)%	—%	46.1%
Operating expenses	47,072	3,692	2,552	978	54,294
Operating income (loss)	6,663	(3,898)	(4,640)	(978)	(2,853)
Interest and other income (expense), net	118	—	—	—	118
Income (loss) before taxes	6,781	(3,898)	(4,640)	(978)	(2,735)
Provision for income taxes	253	—	—	—	253
Net income (loss)	$6,528	$(3,898)	$(4,640)	$(978)	$(2,988)
Weighted average diluted shares used to compute
non-GAAP net income (loss) per common share	52,047	52,047	52,047	52,047
Non-GAAP net income (loss) per diluted share	$0.13	$(0.07)	$(0.09)	$(0.02)
Weighted average basic and diluted shares used to
compute GAAP net loss per common share					51,300
GAAP net loss per share					$(0.06)

Calix Press Release	Page 3

About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Acquisition-related costs include legal fees and associated expenses incurred under a pre-existing contract between Occam and its retained advisor in connection with the Occam acquisition. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix Press Release	Page 4

A reconciliation of GAAP to non-GAAP results for the three months and twelve months ended December 31, 2014, before post-close adjustments, is provided below:

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
GAAP net loss income	$(1,735)	$(6,453)	$(19,561)	$(17,265)
Adjustments to reconcile GAAP net loss to
non-GAAP net income:
Stock-based compensation	3,898	4,956	16,017	19,921
Amortization of intangible assets	4,640	4,640	18,561	18,561
Acquisition-related costs	—	—	—	—
Utilization of inventory credit	—	(1,651)	—	(1,651)
Non-GAAP net income	$6,803	$1,492	$15,017	$19,566
Non-GAAP net income per common share:
Basic	$0.13	$0.03	$0.30	$0.40
Diluted	$0.13	$0.03	$0.29	$0.39
Weighted average shares used to compute non-GAAP
net income per common share - basic	51,300	49,892	50,808	49,419
Weighted average shares used to compute non-GAAP
net income per common share - diluted (1)	52,047	51,068	51,450	50,437

(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

A reconciliation of GAAP to non-GAAP results for the three months and twelve months ended December 31, 2014, after post-close adjustments, is provided below:

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
GAAP net loss income	$(2,988)	$(6,453)	$(20,814)	$(17,265)
Adjustments to reconcile GAAP net loss to
non-GAAP net income:
Stock-based compensation	3,898	4,956	16,017	19,921
Amortization of intangible assets	4,640	4,640	18,561	18,561
Acquisition-related costs	978	—	978	—
Utilization of inventory credit	—	(1,651)	—	(1,651)
Non-GAAP net income	$6,528	$1,492	$14,742	$19,566
Non-GAAP net income per common share:
Basic	$0.13	$0.03	$0.29	$0.40
Diluted	$0.13	$0.03	$0.29	$0.39
Weighted average shares used to compute non-GAAP
net income per common share - basic	51,300	49,892	50,808	49,419
Weighted average shares used to compute non-GAAP
net income per common share - diluted (1)	52,047	51,068	51,450	50,437

(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

Calix Press Release	Page 5

Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com